EXHIBIT 4.5

SECOND AMENDED AND RESTATED SECURITY AGREEMENT
THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of July 14, 2016 (as amended, restated, supplemented, replaced or otherwise modified from time to time, this "Security Agreement"), is made by and among CINEDIGM CORP., a Delaware corporation (the "Company"), the other Loan Parties signatory hereto, certain Subsidiaries of the Company that may become party hereto from time to time pursuant to Section 10.13 (collectively, the "Subsidiary Grantors"), and CIT BANK, N.A., as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent") for the Secured Parties (as defined below).
RECITALS
A. The Company, the Administrative Agent, Collateral Agent and certain Lenders entered into that certain Second Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement").
B. The Company, the Collateral Agent, and the other Loan Parties signatory thereto are parties to the Amended and Restated Security Agreement dated as of April 29, 2015 (the "Existing Security Agreement").
C. The parties hereto wish to amend and restate in its entirety the Existing Security Agreement as provided for herein.
D. Each Subsidiary Guarantor will realize direct and indirect benefits as the result of the amendment and restatement of the Existing Security Agreement and the availability of the senior secured credit facilities under the Credit Agreement to the Company and as the result of the financial or business support provided to such Subsidiary by the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Grantors hereby agree with the Collateral Agent as follows:
SECTION 1.  Definitions and Interpretation.  When used in this Security Agreement, the following terms shall have the following respective meanings:
 "Account" means any "account," as such term is defined in Section 9-102(a)(2) of the UCC and, in any event, shall include all Receivables, accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor's rights to any goods represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
"Account Debtor" means any "account debtor," as such term is defined in Section 9‑102(a)(3) of the UCC.
"Act" has the meaning specified in Section 7(c) of this Security Agreement.
"Administrative Agent" has the meaning specified in the recitals hereto.
"Bankruptcy Code" means Title 11 of the United States Code.
"Chattel Paper" means any "chattel paper," as such term is defined in Section 9‑102(a)(11) of the UCC, including electronic chattel paper and tangible chattel paper.
"Collateral" has the meaning specified in Section 2.
"Collateral Agent" has the meaning specified in the introductory paragraph hereto.
"Commercial Tort Claim" means any "commercial tort claim," as such term is defined in Section 9-102(a)(13) of the UCC.
"Company" has the meaning specified in the introductory paragraph hereto.
"Condemnation and Insurance Proceeds" has the meaning assigned to such term in Section 5.17 of this Security Agreement.
"Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including any Distribution Agreement, OLC Agreement (or any other distribution agreement, license agreement, agreement to receive royalties or similar agreement), and with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
 "Copyright Office" means the United States Copyright Office.
"Copyright License" means any agreement, whether in written or electronic form, in which a Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether such Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which such Grantor has obtained the exclusive right to use a copyright owned by a third party.

"Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of a Grantor) by a Grantor or in which such Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State or Province thereof or any other country; (b) registrations, applications, recordings and proceedings in the Copyright Office or in any similar office or agency of the United States or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of such Grantor) or acquired by such Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world, including, without limitation, those set forth on Schedule VI hereto.
"Credit Agreement" has the meaning specified in the recitals hereto.
 "Deposit Account" means any "deposit account" as such term is defined in Section 9‑102(a)(29) of the UCC (or any other then applicable provision of the UCC), including any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of a Grantor, or in which a Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including any Secured Party), the Cinedigm Lockbox Accounts, the Operating Account and the Concentration Account, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.
"Documents" means any "documents," as such term is defined in Section 9-102(a)(30) of the UCC.
"Electronic Chattel Paper" means any "electronic chattel paper" as such term is defined in Section 9-102(a)(31) of the UCC.
"Equity Interests" means, collectively, the notes, the stock, partnership interests, and limited liability company interests of any Person, all certificates or other instruments representing any of the foregoing, all security entitlements in respect of any of the foregoing, all dividends, interest, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
"General Intangible" means any "general intangible," as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include all right, title and interest which a Grantor may now or hereafter have in or under any Contract, all customer lists, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill, claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, cash and other forms of money or currency, rights to receive tax refunds and other payments and rights of indemnification.
"Grantor" means the Company, each Subsidiary Grantor and any other Subsidiary of the Company that becomes party to this Security Agreement pursuant to Section 10.13.
"Instruments" means any "instrument," as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC), including all notes, certificated securities and all other evidences of Indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
"Intellectual Property" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by a Grantor or in which a Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.
"Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date hereof, by and among the First Lien Agent and the Second Lien Agent, as it may be amended, restated, supplemented, replaced or otherwise modified from time to time.
"Inventory" means any "inventory," as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by a Grantor or in which a Grantor now holds or hereafter acquires any interest, including all Inventory, and, in any event, shall include all inventory, goods and other personal property which are held by or on behalf of a Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in a Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to any Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of a Grantor or is held by a Grantor or by others for a Grantor's account, including all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of a Grantor which may be located on the premises of a Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.
"Investment Property" means any "investment property," as such term is defined in Section 9-102(a)(49) of the UCC and shall include all certificated securities, uncertificated securities, security entitlements, Securities Accounts, commodity contracts and commodity accounts as each such term is defined in the UCC.
"Letter-of-Credit Right" means any "letter-of-credit right," as such term is defined in Section 9-102(a)(51) of the UCC.

"Licenses" means Copyright Licenses, Patent Licenses, and Trademark Licenses.
"Obligors" means, collectively, the Company and each Subsidiary Grantor.
"Patent and Trademark Office" means the United States Patent and Trademark Office or any successor office or agency thereto.
"Patent Applications" means all applications made by, or on behalf of, a Grantor to the Patent and Trademark Office or to any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.
"Patent License" means any agreement, whether in written or electronic form, in which any Grantor now holds or hereafter acquires any interest, granting any right in and to any Patent or Patent registration (whether such Grantor is the licensee or the licensor thereunder).
"Patent Registrations" means all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof and all Patent Applications.
"Patents" means all of the following in which a Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States, or any other country, all registrations and recordings thereof and all applications for letters patent of the United States, or any other country, including, without limitation, registrations, recordings and applications in the Patent and Trademark Office or in any similar office or agency of the United States, any state or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent, including, without limitation, those set forth Schedule VI hereto.
"Payment Intangible" means "payment intangible," as such term is defined in Section 9‑102(a)(61) of the UCC.
 "Pledged Instruments" has the meaning specified in Section 2(g).
"Proceeds" means "proceeds," as such term is defined in Section 9-102(a)(64) of the UCC, and, in any event, shall include (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to a Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Receivable" means all of any Grantor's (other than any Grantor that is a Foreign Subsidiary) "accounts", as such term is defined in Section 9-102(a)(2) of the UCC, contract rights, instruments (including those evidencing indebtedness owed to such Grantor by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Grantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to a Secured Party hereunder.
 "Secured Obligations" means the "Obligations" as defined in the Credit Agreement.
"Secured Party" means, at any time, any or all of the Lenders, the Issuing Banks, the Agents, the Secured Hedging Counterparties, each other Indemnitee and any other holder at the time of any Secured Obligation.
"Securities Account" means "securities account," as such term is defined in Section 8‑501(a) of the UCC (or any other then applicable provision of the UCC).
"Senior Credit Agreement" has the meaning specified in the recitals hereto.
"Software" means "software," as such term is defined in Section 9-102(a)(75) of the UCC.
"Subsidiary Grantor" means any Loan Party other than the Company, as well as any Subsidiary of the Company that becomes party to this Security Agreement pursuant to Section 10.13.
"Supporting Obligation" means "supporting obligation," as such term is defined in Section 9-102(a)(77) of the UCC.
 "Trade Secrets" means information, including a formula, pattern, compilation, program, device, method, technique, or process that derives independent economic value, actual or potential, from not being generally known to or readily ascertainable through appropriate means by other persons who might obtain economic value form its disclosure or use; and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
"Trademark License" means any agreement, whether in written or electronic form, in which any Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether such Grantor is the licensee or the licensor thereunder).
"Trademarks" means any of the following in which any Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.
"UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of any Requirement of Law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
Capitalized terms not otherwise defined herein shall have the respective meanings given to those terms in the Credit Agreement and, in furtherance of the foregoing, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.  The rules of interpretation set forth in the Credit Agreement shall apply to this Security Agreement and are hereby incorporated mutatis mutandis.  References in this Security Agreement to "Sections" are to sections herein unless otherwise indicated.
SECTION 2.  Grant of Security Interest.  As security for the Secured Obligations of such Grantor (and not of any other Grantor), and in order to induce the Collateral Agent, the Administrative Agent and the Lenders to make Revolving Loans available to the Company upon the terms and subject to the conditions of the Loan Documents, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and to all of such Grantor's right, title and interest in, to and under all property of such Grantor, including, without limitation, each of the following, whether now owned or hereafter acquired or in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the "Collateral"):
(a) all Accounts;
(b) all Chattel Paper;
(c) (i) all Deposit Accounts and all cash, cash equivalents, financial assets, negotiable instruments (other than negotiable instruments evidencing intercompany indebtedness), and other evidences of payments, and other funds on deposit therein or credited thereto and (ii) all Securities Accounts (including any and all Investment Property held therein or credited thereto);
(d) all Inventory, Distributed and Licensed Content, and all Owned Library Content;

(e) all Intellectual Property, including, without limitation, such Intellectual Property as described in Schedule VI;
(f) all Licenses;
(g) all Distribution Agreements and all other Contracts;
(h) all Documents, Instruments ("Pledged Instruments"), Investment Property and Commercial Tort Claims;
(i) all books and records, databases, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, and any General Intangibles (including, without limitation, all Payment Intangibles)
(j) Supporting Obligations and Letter-of-Credit Rights;
(k) all Equipment;
(l) all Fixtures;
(m) all property of any Grantor held by any Secured Party, or any other party for whom any Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to any Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of any Grantor, or as to which any Grantor may have any right or power;
(n) all other goods and personal property of any Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to any Grantor;
(o) to the extent not otherwise included, all collateral and guarantees with respect to any of the foregoing, and all Proceeds (including proceeds of business insurance and other insurance and claims against third parties) and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
Notwithstanding the foregoing, "Collateral" shall not include (w) any contract right or General Intangible (i) if after giving effect to the application of Sections 9-406 through 9-409 of the UCC, the creation of a lien and security in such contract right or General Intangible would constitute a material breach of the terms of such contract right or General Intangible, or would permit any party to any agreement, instrument or other document comprising such contract right or General Intangible, or the Company of any license, permit or authorization comprising such contract right or General Intangible, to terminate such agreement, instrument or other document or license, permit or authorization or (ii) that would otherwise violate any applicable Requirement of Law of any Governmental Authority pursuant to any effective term or provision of such agreement, instrument, document, license, permit or authorization, or (x) any Equity Interests or property of an Excluded Subsidiary.

SECTION 3.  Rights of the Collateral Agent; Collection of Accounts.
(a) Notwithstanding anything contained in this Security Agreement to the contrary, each Grantor expressly agrees that such Grantor shall (i) not default under any of its Contracts beyond any applicable cure or grace period contained therein, (ii) observe and perform all the conditions and obligations to be observed and performed by it thereunder and (iii) perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract; provided, however, that such Grantor may suspend performance of its obligations under any such Contract in the event of a material breach of such Contract by a third party or if otherwise provided for in such Contract.  No Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by any Secured Party of any payment relating to any Contract pursuant hereto, nor shall any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(b) Subject to the Intercreditor Agreement, the Collateral Agent hereby authorizes each Grantor to collect the Accounts of such Grantor, provided, that the Collateral Agent may, upon the occurrence and continuation of an Event of Default and upon notice to the relevant Grantor, limit or terminate said authority at any time.  If required by the Collateral Agent at any time from the occurrence and continuation of an Event of Default, any Proceeds, when first collected by such Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be applied in accordance with the terms of the Loan Documents (including the Blocked Account Control Agreement and the Lockbox Control Agreements), including prompt deposit by such Grantor in precisely the form received (with all necessary endorsements) and no commingling with such Grantor's other funds or properties.  Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided or in the Blocked Account Control Agreement and the Lockbox Control Agreements, as applicable. Without limiting any rights of the Secured Parties that may be set forth in the other Loan Documents, upon the occurrence and continuation of any Event of Default, the Collateral Agent or the Administrative Agent may, in its sole discretion, apply all or a part of the funds on deposit in the Cinedigm Lockbox Accounts, the Concentration Account and the Operating Account to the aggregate outstanding amount of the Revolving Loans If an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, at the request of the Collateral Agent, the Grantors shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and the Grantors shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including all original orders, invoices and shipping receipts.
(c) The Collateral Agent may at any time, without notice to or the consent of any Grantor, upon the occurrence and during the continuation of any Event of Default, notify the Account Debtors of the Grantors, parties to the Contracts of the Grantors, obligors in respect of Pledged Instruments of the Grantors and obligors in respect of Chattel Paper of the Grantors that the Accounts and the right, title and interest of the Grantors in and under such Contracts, Pledged Instruments, and Chattel Paper have been assigned to the Collateral Agent, and that payments shall be made directly to the Collateral Agent; and (ii) upon the request of the Collateral Agent and following the occurrence and during the continuation of an Event of Default, each Grantor shall so notify its Account Debtors, parties to such Contracts, obligors in respect of such Pledged Instruments and obligors in respect of such Chattel Paper.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Pledged Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Collateral Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Pledged Instruments or Chattel Paper.
(d) The Collateral Agent is entering into this Agreement not in its individual capacity but strictly in its capacity as Collateral Agent under the Credit Agreement and in entering into this Agreement and acting hereunder, the Collateral Agent shall be entitled to all the rights, protections and immunities granted to the Collateral Agent under the Loan Documents.  The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent herein shall not be construed as duties.  Any exercise of discretion on behalf of the Collateral Agent shall be exercised in accordance with the terms of the Credit Agreement.  Notwithstanding anything herein to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.
SECTION 4.  Representations and Warranties.  Each Grantor hereby represents and warrants to the Secured Parties that:
(a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a Lien hereunder, having good title or rights thereto free and clear of any and all Liens, except for Permitted Liens.
(b) No effective security agreement, financing statement, equivalent security or lien Pledged Instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the Collateral Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.
(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Grantor now has rights, and, as of the date hereof, all filings and other actions requested by Secured Parties to perfect and protect such security interest have been duly taken.  Accordingly, the Collateral Agent has or will have a fully perfected first priority security interest in all of the Collateral in which such Grantor now has rights, subject only to Permitted Liens.  This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which such Grantor later acquires rights, when such Grantor acquires those rights, subject only to Permitted Liens.
(d) Such Grantor shall not use any Collateral or permit any Collateral to be used in violation of (i) any provision of any Loan Document or Secured Hedging Document,

(ii) any applicable Requirement of Law or Contract where such violation could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral where such violation could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.
(e) As of the date hereof, each Grantor's exact legal name is set forth on Schedule V.  Each Grantor was formed under the laws of jurisdiction of its formation as set forth on Schedule V.  Each Grantor's chief executive office, principal place of business, and the place where each Grantor maintains records concerning the Collateral are set forth on Schedule V.  The Collateral, other than Deposit Accounts and Investment Property held in Securities Accounts, is presently located at the applicable locations set forth on Schedule V.
(f) As of the date hereof, all Collateral with respect to which a security interest may be perfected by the secured party's taking possession thereof, including all Chattel Paper and Pledged Instruments, is set forth on Schedule I.  Except to the extent not required hereby, and except for action by the Collateral Agent and giving of value, all action necessary to protect and perfect such security interest in each item set forth on Part I of Schedule I, has been duly taken, or shall have been taken.  As of the date hereof, all Collateral consisting of Letter-of-Credit Rights and Commercial Tort Claims of the Grantors are set forth on Schedule II.
(g) As of the date hereof, the names and addresses of all financial institutions at which the Grantors maintain their respective Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on Schedule III.  The Grantors shall supplement Schedule III from time to time within five (5) Business Days after the opening of any additional Deposit Account or the closing or change in the account number of or account name on any existing Deposit Account.
(h) The names and addresses of all institutions at which the Grantors maintain their respective Securities Accounts and the account numbers and account names of such Securities Accounts are listed on Schedule IV.  The Grantors shall supplement Schedule IV from time to time within five (5) Business Days after the opening of any additional Securities Account or closing or changing the account number of or account name on any existing Securities Account.
(i) Subject to the Intercreditor Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, except in connection with a disposition of the Investment Property as may be required by any Requirement of Law affecting the offering and sale of securities generally.
(j) Except as set forth thereon, each Grantor has the sole, full and unencumbered right, title and interest in and to (i) each of the trade names described in Part 1 of Annex A to Schedule VI, (ii) each of the domain names described in Part 2 of Annex A to Schedule VI, (iii) each of the Trademarks, (v) each of the Copyrights, (vi) each of the Patents, (vii) each of the Licenses, and (viii) each of the software products described in Part 2 of Annex C to Schedule VI hereto, in each case subject to any Permitted Liens.  The registrations for all Trademarks and Patents are valid and enforceable and in full force and effect and none of the Trademarks or Patents has been abandoned or dedicated.  According to the records of the Copyright Office, all Copyrights are valid and enforceable and in full force and effect.
(k) No Grantor owns any Patents, Trademarks or Copyrights registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office, other than those described in Annexes A, B, and C to Schedule VI hereto.
(l) No claim is pending, or, to each Grantor's knowledge, has been threatened by any third party and remains unresolved (except for those that have been abandoned) that any of the Patents, Trademarks or Copyrights is invalid and unenforceable or violates or may violate the rights of any Person.
(m) Set forth in Annex D to Schedule VI hereto is a complete list of all Licenses.
(n) Set forth in Annex E to Schedule VI hereto is a complete list of all material exclusive Licenses which any Person has granted to each Grantor.
(o) Each Grantor has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee's employment with such Grantor) or Intellectual Property an assignment to such Grantor of all rights to such inventions, including Patents, Trademarks and Copyrights.
(p) Each Grantor has taken commercially reasonable steps to protect the secrecy and the validity under any applicable Requirement of Law of all material Trade Secrets.
Notwithstanding the foregoing, during the continuance of an Event of Default, the period of time for supplementing each schedule to this Security Agreement as described in this Section 4 shall be immediately after obtaining the relevant Collateral or opening, closing or modifying the applicable Deposit Account or Securities Account.
SECTION 5.  Covenants.  Each Grantor covenants and agrees that from and after the date of this Security Agreement and until the Secured Obligations have been indefeasibly paid in full in cash:
5.1 Further Assurances; Pledge of Pledged Instruments.  At any time and from time to time, upon the request of the Collateral Agent, and at the sole expense of a Grantor, such Grantor shall promptly and duly execute and deliver any and all such further Pledged Instruments and documents and take such further action as the Collateral Agent or Administrative Agent may deem necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including:
(a) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any Contract or license held by such Grantor or in which such Grantor has any rights not heretofore assigned;
(b) authorizing the filing of any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby;

(c) authorizing or executing all notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in the forms of Schedules VII and VIII hereto or other forms acceptable to the Collateral Agent;
(d) taking commercially reasonable steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks and Copyrights, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that the failure to prosecute or maintain or the dedication, abandonment or invalidation thereof is permitted hereunder or could not reasonably be expected to have a Material Adverse Effect),
(e) filing, authorizing and cooperating with the Collateral Agent in the submission of any filing in any foreign jurisdiction or under any international treaty;
(f) transferring Collateral to the Collateral Agent's possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession);
(g) filing financing statements as consignor pursuant to Sections 9‑505(a) and 9-324(b) of the UCC in such jurisdictions as such Grantor maintains Inventory on consignment;
(h) using its commercially reasonable efforts to obtain written acknowledgements from any consignees, warehouses or bailees of any prior Lien of the Collateral Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of the Collateral Agent; and
(i) using its commercially reasonable efforts to assist the Collateral Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts, Securities Accounts, Investment Property, Letter-of-Credit Rights, Electronic Chattel Paper, and any Deposit Account or Securities Account except those with a balance that is less than and is not expected at any time to exceed $50,000.
Each Grantor also hereby authorizes, but does not require, the Collateral Agent, to the extent not prohibited by any applicable Requirement of Law, to file any such financing statement, amendment or continuation statement (including consignment filings) without the signatures of such Grantor.  If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Pledged Instrument, such Pledged Instrument, other than checks and notes received in the ordinary course of a Grantor's business, shall, subject to the Intercreditor Agreement, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly upon any such Grantor's receipt thereof.
5.2 Maintenance of Records.  Each Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral (including to the extent possible if the Collateral Agent is exercising remedies hereunder).  If requested by the Collateral Agent, each Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  If requested by the Collateral Agent, all Chattel Paper in excess of $100,000 at any one time shall be marked with the following legend:  "This writing and the obligations evidenced or secured hereby are subject to the security interest of CIT Bank, N.A., as Collateral Agent, created by that certain Second Amended and Restated Security Agreement dated as of July 14, 2016, as the same may thereafter from time to time be amended, modified, supplemented or restated."
5.3 Indemnification.
(a) In any suit, proceeding or action brought by or against any Secured Party or any of its directors, officers, employees, agents or Affiliates ("Indemnitees") relating to (a) any Collateral, including, without limitation, any Account, Chattel Paper, Contract, General Intangible, Pledged Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Pledged Instrument or Document that constitutes Collateral and (b) any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by the Loan Documents or the Secured Hedging Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar taxes, each Grantor shall jointly and severally hold, indemnify and keep the Indemnitees harmless from and against all claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder, except to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnitees, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Indemnitees except to the extent caused by the gross negligence or willful misconduct of the Indemnitees. This indemnification shall survive the termination of this agreement, and shall be in addition to any other rights to indemnification that any Indemnitee may have under any Loan Document or related agreements.
(b) In addition, each Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks and Copyrights (it being understood that such Grantor may have maintained insurance in such respect), and each Grantor hereby jointly and severally indemnifies and holds each Indemnitee harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of or in connection with any alleged infringement of any patent, trademark, service mark, trade name, trade secret or copyright of a third party or alleged defect in any product manufactured, promoted or sold by the Grantors (or any Affiliate of the Grantors) in connection with any Patent, Trademark or Copyright or out of the manufacture, promotion, labeling, sale or advertisement of any product or service by the Grantors (or any Affiliate of the Grantors).  Each Grantor agrees that the Secured Parties do not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or Contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or Contract by the Grantors, and each Grantor hereby jointly and severally agrees to indemnify and hold each

Indemnitee harmless with respect to any and all claims by any Person relating thereto, except those caused by the gross negligence or willful misconduct of an Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.
5.4 Limitation on Liens on Collateral.  No Grantor shall create, permit or suffer to exist, and each Grantor shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens.  Each Grantor shall, jointly and severally, further defend the right, title and interest of any Secured Party in and to any of such Grantor's rights under the Collateral, including, without limitation, all Chattel Paper, Contracts, Documents, General Intangibles, Pledged Instruments and Investment Property, and to the Inventory, and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.
5.5 Limitations on Modifications of Accounts, Etc.  Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without the Collateral Agent's prior consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Pledged Instruments or amounts due or to become due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than (a) trade discounts and rebates granted in the ordinary course of such Grantor's business and (b) such other credits or discounts not exceeding an aggregate stated amount of $50,000.
5.6 Maintenance of Insurance.  Each Grantor shall maintain, with financially sound and reputable companies, the insurance policies with coverage provisions as required by Section 6.13 of the Credit Agreement.
5.7 Taxes, Assessments, Etc.  Each Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.
5.8 Limitations on Disposition.  No Grantor shall sell, lease, license outside the ordinary course of its business, transfer or otherwise dispose of any of the Collateral, or attempt or Contract to do so, except as permitted by Section 7.4 of the Credit Agreement.
5.9 Further Identification of Collateral.  Each Grantor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent upon reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
5.10 Notices.  Each Grantor shall advise the Collateral Agent promptly, in form and substance reasonably satisfactory to the Collateral Agent, of (a) any material Lien, other than Permitted Liens and Liens granted by the Second Lien Security Agreement, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral or (c) the occurrence of any other event which could reasonably be expected to have or result in a Material

Adverse Effect with respect to the Collateral or on the security interest created hereunder, taken as whole.
5.11 Right of Inspection and Audit. Each Grantor shall permit the Collateral Agent such rights of inspection and audit as provided in the Credit Agreement.
5.12 Maintenance of Facilities.  No Grantor shall remove or cause to be removed, except in the ordinary course of such Grantor's business, the Collateral or the records concerning the Collateral from those premises or from the locations shown on Schedule V without five (5) Business Days prior written notice to the Collateral Agent.
5.13 Continuous Perfection.  No Grantor shall change its name, identity or corporate structure in any manner unless such Grantor shall have given the Collateral Agent at least 30 days' prior notice thereof and shall have authorized or taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading.
5.14 Authorizations with Respect to Financing Statements, etc.  Each Grantor hereby irrevocably authorizes, but does not require, the Collateral Agent (or its designees) at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets" of a Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.  Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
5.15 No Reincorporation.  No Grantor shall reincorporate or reorganize itself under any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof.
5.16 Terminations and Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior consent of the Collateral Agent and agrees that it will not do so without the prior consent of the Collateral Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.
5.17 Takings, Eminent Domain, Condemnation, Insurance Proceeds, etc.  Each Grantor hereby assigns to the Collateral Agent, (a) all awards for damages suffered or compensation paid by reason of a taking for public use of, or an action in eminent domain affecting all or any part of, the Collateral or any interest therein, and (b) all proceeds of any insurance policies paid by reason of loss sustained to the Collateral or any part thereof ("Condemnation and Insurance Proceeds").
5.18 Compliance With Terms of Accounts, Etc.  In all material respects, each Grantor shall promptly perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Pledged Instruments and licenses and all other agreements to which it is a party or by which it is bound; provided, however, that such Grantor may suspend its performance thereunder in the event of a bona fide dispute or material breach of any such obligations by third parties, or pursuant to any other term of such agreements that allow such Grantor to suspend performance.
5.19 Additional Intellectual Property Covenants.
(a) Except with regards to Trademarks that a Grantor may determine in its business judgment are appropriate for abandonment, each Grantor (either directly or through licensees) will continue to use the Trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain the Trademarks in full force and effect free from any claim of abandonment for nonuse, and such Grantor will not (and will not permit any licensee thereof to) do any act or omit to do any act whereby any Trademark may become invalidated.  Except with regard to Patents or Patent Registrations that a Grantor may determine in its business judgment are appropriate for abandonment or dedication, each Grantor will not do any act, or knowingly omit to do any act, whereby the Patents or Patent Registrations may become abandoned or dedicated or the remedies available against potential infringers weakened if such action or omission could have a Material Adverse Effect and shall notify the Collateral Agent promptly, but in any event within five (5) Business Days, if it knows of any reason that any such Patent Registration may become abandoned or dedicated.  Except with regard to Copyrights that a Grantor may determine in its business judgment are appropriate for abandonment or dedication, each Grantor will not do any act or omit to do any act, whereby the Copyrights may become abandoned or dedicated or the remedies available against potential infringers weakened if such action or omission could have a Material Adverse Effect, and shall notify the Collateral Agent promptly, but in any event within five (5) Business Days if it knows of any reason that any such Copyright may become abandoned or dedicated.
(b) Each Grantor will notify, on a quarterly basis, the Collateral Agent, either by such Grantor or through any agent, employee, licensee or designee, of (i) an application filed by a Grantor or through any agent, employee, licensee or designee, for the registration of any material Patent, Trademark or Copyright with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any material Patent or Trademark, which such Grantor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any material Copyright, which such Grantor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof.

(c) Each Grantor shall maintain with each employee who may have access to the Trade Secrets of the Grantors an agreement by which such employee agrees not to disclose such Trade Secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee's employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including, patents and patent applications, to such Grantor and further requiring such employee to cooperate fully with such Grantor, its successors in interest, including the Collateral Agent, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee's employment with such Grantor or after the termination of such employment.
(d) Each Grantor shall promptly (i) apply to the Patent and Trademark Office to register any unpatented but patentable inventions developed by such Grantor or its employees (within the scope of their employment), unless such Grantor, in the exercise of its business judgment, deems any such Patent not to have any significant commercial value to it or determines that its rights thereunder are better preserved as a Trade Secret, (ii) apply to the Patent and Trademark Office to register any registerable but unregistered Trademarks used by such Grantor in connection with its products or services unless such Grantor, in the exercise of its business judgment, deems any such Trademark not to have any significant commercial value, and (iii) make application to the Copyright Office to register any unregistered Copyright to which such Grantor has rights unless such Grantor, in the exercise of its business judgment, deems any such Copyright not to have any significant commercial value or determines that its rights thereunder are better protected as a Trade Secret.
SECTION 6.  The Collateral Agent's Appointment as Attorney-in-Fact.
(a) From and after the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and Pledged Instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:
(i) ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Pledged Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable for application in accordance with Section 7(g) as appropriate;

(ii) pay or discharge any Liens, including any tax Lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Collateral Agent and the Lenders and not such Grantor; and
(iii) (A) direct any Person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Pledged Instruments and Documents constituting or relating to the Collateral, (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent may deem necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.
(b) Each Grantor hereby authorizes and ratifies, to the extent not prohibited by any applicable Requirement of Law, all acts that the Collateral Agent as said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid in full in cash.
(c) The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Collateral Agent shall have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.  Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default.  Failure of the Collateral Agent to comply with any such requests at any time shall not in itself be deemed a failure to exercise reasonable care.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to a Grantor for any act or failure to act, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d) Each Grantor also authorizes the Collateral Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7 below, any endorsements, assignments or other Pledged Instruments of conveyance or transfer with respect to the Collateral.
SECTION 7.  Rights and Remedies Upon Default.
(a) If any Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, any other Loan Documents and under any other Pledged Instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under any applicable Requirement of Law, including the UCC.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, during the continuance of an Event of Default, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent not prohibited by the UCC and other any applicable Requirement of Law), shall have the right to collect the Proceeds from all Collateral (including dividends on pledged Collateral) and may:
(i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral,
(ii) upon five (5) Business Days' prior notice to the Grantors, license any of the Patents, Trademarks or Copyrights, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine, whether general, special or otherwise, and on an exclusive or nonexclusive basis,
(iii) enforce (and, upon notice to the Grantors, shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral (without assuming any obligations or liability thereunder), and take or refrain from taking any action under any thereof,
(iv) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or Contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's or Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and
(v) exercise (A) all voting, consent, corporate and other rights pertaining to the pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant Grantor of pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any issuer of pledged Collateral, the right to deposit and deliver any and all of the pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b) Each Grantor authorizes the Collateral Agent, on the terms set forth in this Section 7, to (i) enter the premises where the Collateral is located, (ii) take possession of the Collateral, or any part of it, and (iii) pay, purchase, contest or compromise any Lien which, in the opinion of the Collateral Agent, appears to be prior or superior to its security interest.  The Collateral Agent shall have the right upon any public sale or sales, and, to the extent not prohibited by applicable any Requirement of Law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(g), below.  To the maximum extent not prohibited by any applicable Requirement of Law, each Grantor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Collateral Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Grantor agrees that the Collateral Agent need not give more than ten (10) days' prior notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.
(c) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933 (the "Act"), the Collateral Agent may, in its discretion (subject only to applicable requirements of any applicable Requirement of Law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7(c), and shall not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act, (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(c), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to any Requirement of Law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other Requirement of Law affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.
(d) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of any applicable Requirement of Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the dividend or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
(e) Each Grantor also agrees to pay all fees, costs and expenses of the Collateral Agent, including attorneys' fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.
(f) Each Grantor hereby waives presentment, protest or any notice or demand not provided for herein (to the maximum extent not prohibited by any applicable Requirement of Law) of any kind in connection with this Security Agreement or any Collateral.
(g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be, subject to the terms of the Intercreditor Agreement, distributed by the Collateral Agent or the Administrative Agent in the order of priority set forth in Section 2.13 of the Credit Agreement.

SECTION 8.  Limitation on the Collateral Agent's Duty in Respect of Collateral.  The Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC.
SECTION 9.  Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor's Property, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to any applicable Requirement of Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 10.  Miscellaneous.
10.1 Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon such Grantor or the Collateral Agent under this Security Agreement shall be given as provided in Section 10.11 of the Credit Agreement.
10.2 Partial Invalidity.  Any provision of this Security Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Security Agreement or any part of such provision in any other jurisdiction.
10.3 Headings.  The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
10.4 No Waiver; Cumulative Remedies.
(a) Neither the Administrative Agent nor the Collateral Agent shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Security Agreement or any other Loan Document, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any Loan Document.
(b) The rights and remedies provided hereunder or provided under any other Loan Document or any Secured Hedging Document are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any Loan Document or Secured Hedging Document.

10.5 Termination of this Security Agreement.  Subject to Section 9, this Security Agreement shall terminate upon the indefeasible payment in full in cash of the Secured Obligations and the termination of the Revolving Commitments.
10.6 Successors and Assigns.  This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors, and shall, together with the rights and remedies of the Secured Parties, inure to the benefit of the Secured Parties and their respective successors and permitted assigns.  The Grantors may not assign, delegate or transfer their rights or obligations under this Security Agreement without the prior consent of the Collateral Agent.  Any purported assignment or transfer in contravention of the foregoing shall be null and void.  No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or Pledged Instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent on behalf of the Secured Parties hereunder.
10.7 Amendments, Etc.  Subject to the Intercreditor Agreement and Section 10.1 of the Credit Agreement, no amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement applicable to any Grantors and no approval or consent thereunder applicable to any Grantors may in any event be effective unless signed by each Grantor and the Collateral Agent with the written approval or upon the instructions of the required number of the Lenders or the relevant affected Secured Hedging Counterparty, as applicable, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination, waiver, approval or consent shall be binding upon the Collateral Agent, each holder of the Secured Obligations and the Grantors.
10.8 Entire Agreement.  The Security Agreement constitutes the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter hereof.
10.9 Governing Law.  This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York, except that matters concerning the validity and perfection of a security interest shall be governed by the UCC.
10.10 Counterparts.  This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.
10.11 Payments Free of Taxes, Etc.  All payments made by the Grantors under this Security Agreement shall be made by the Grantors in accordance with Section 2.18 of the Credit Agreement.
10.12 The Grantors' Continuing Liability.  Notwithstanding any provision of this Security Agreement, any other Loan Document, any Secured Hedging Document or any exercise by the Collateral Agent or the Administrative Agent of any of its rights hereunder or thereunder (including any right to collect or enforce any Collateral), (a) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (b) the Collateral Agent, the Administrative Agent and any Lender shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Grantors' rights in connection with the Collateral.
10.13 Additional Grantors.  If, pursuant to the terms and conditions of the Credit Agreement or any other Loan Document, the Company shall be required to cause any Subsidiary of the Company that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date hereof and shall be deemed to have assigned, conveyed, mortgaged, pledged, granted, hypothecated and transferred to the Collateral Agent for itself and for the pro rata benefit of the Secured Parties the security interest described in such Joinder Agreement and Section 2 hereof.
10.14 Additional Provisions.  The Company hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 10.14 and 10.15 of the Credit Agreement apply to this Security Agreement as to the Company and are incorporated herein as though set forth in full. Each Subsidiary Grantor hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 21 and 22 of the Guaranty Agreement apply to this Security Agreement as to each Subsidiary Grantor and are incorporated herein as though set forth in full.
10.15 Subject to Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security Agreement, the terms of the Intercreditor Agreement shall govern.
10.16 Amendment and Restatement. This Security Agreement shall amend, and restate as amended, the Existing Security Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Security Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Security Agreement not amended and restated in connection with the entry of the parties into this Security Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Security Agreement contained herein were set forth in an amendment to the Existing Security Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of the Credit Agreement,  this Security Agreement or the Existing Security Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

10.17 Affirmation. Each Grantor hereby reaffirms, as of the date hereof, (i) the covenants and agreements made by such Grantor contained in each Loan Document to which it is a party and (ii) its continuing pledges and other grants of Liens in the Collateral (after giving effect to this amendment and restatement) in respect of the Obligations pursuant to any Security Document to which it is a party, in each case, as such covenants, agreements and other provisions may be modified, supplemented or amended on the date hereof. Each Grantor further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that on and after the date hereof, all references in such Loan Documents to the "Credit Agreement", the "Security Agreement", the "Loan Documents", "thereunder", "thereof", or words of similar import shall mean the Credit Agreement, the Security Agreement, and the other Loan Documents as amended or otherwise modified on the date hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Security Agreement to be executed as of the day and year first above written.
GRANTORS:
CINEDIGM CORP.
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

ADM CINEMA CORPORATION (D/B/A THE PAVILION THEATRE)
By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Secretary, General Counsel

VISTACHIARA PRODUCTIONS, INC. (D/B/A THE BIGGER PICTURE)
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

VISTACHIARA ENTERTAINMENT, INC.
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

CINEDIGM ENTERTAINMENT CORP.
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Security Agreement]

CINEDIGM ENTERTAINMENT HOLDINGS, LLC
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

CINEDIGM HOME ENTERTAINMENT, LLC
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

DOCURAMA, LLC
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

DOVE FAMILY CHAANNEL, LLC
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

CINEDIGM OTT HOLDINGS, LLC
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

CINEDIGM PRODUCTIONS, LLC
By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Security Agreement]

COLLATERAL AGENT: CIT BANK, N.A.
By:	/s/ Andrew Giangrave
Name:	Andrew Giangrave
Title:	Managing Director

[Signature Page to Second Amended and Restated Security Agreement]

SCHEDULE I
COLLATERAL REQUIRING POSSESSION FOR PERFECTION

Stock Certificates for:
•	ADM Cinema Corporation (1,000 shares of common stock)
•	Vistachiara Productions Inc. (100 shares of common stock)
•	Vistachiara Entertainment, Inc. (100 shares of common stock)
•	Cinedigm Entertainment Corp. (100 shares of common stock)

SCHEDULE I

SCHEDULE II
LETTER-OF-CREDIT RIGHTS AND COMMERCIAL TORT CLAIMS

LETTER-OF-CREDIT RIGHTS

Citi Commercial Bank Standby Letter of Credit #61644656, beneficiary: 902 Associates (landlord of New York office), in the amount of $96,157.00

COMMERCIAL TORT CLAIMS

Cinedigm Entertainment Corp. received a judgment against Autobahn Entertainment, Inc. d/b/a Rapid Eye Studios and Mark Weber, joint and severally, in the amount of $656,650, pursuant to the Entry of Judgment in Cinedigm Entertainment Corp. v. Autobahn Entertainment, Inc., Case No. BC584992 (Cal. Sup. Ct. June 13, 2016).

SCHEDULE II

SCHEDULE III
DEPOSIT ACCOUNTS

Holder	Account Name	Bank Name	Address	Company Name	Acct Number	Routing Number	Relationship Mgr	Phone #
Cinedigm Corp.	Deposit Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101	Cinedigm Entertainment Corp		1312011660	Julie Marquez	626-535-4878
Cinedigm Corp.	Deposit Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101	Cinedigm Theatrical		1312011660	Julie Marquez	626-535-4878
Cinedigm Corp.	Deposit Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101	Cinedigm Home Entertainment		1312011660	Julie Marquez	626-535-4878
Cinedigm Entertainment Corp.	Operating Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-4878
Cinedigm Corp.	Operating Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-4878
Cinedigm Corp.	Concentration Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-4878
Cinedigm OTT Holdings LLC	Operating Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519
Dove Family Channel, LLC-OP	Operating Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519
Dove Family Channel, LLC Lockbox	Deposit Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519
Cinedigm Corp	Payroll Account	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519
Docurama LLC	Operating Acct	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519
Cinedigm Entertainment Payroll Account	Payroll Account	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519
Cinedigm Corporation	Debt Service Reserve Account	CIT Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Julie Marquez	626-535-1519

SCHEDULE III

Cinedigm Corp.	JPMorgan Chase CIDM	JPMorgan Chase	270 Park Avenue, New York, NY 10017	Cinedigm Digital Cinema Corp.	21000021	Jackie Barkley	646 582-7256
Cinedigm Corp.	JPMorgan Chase Indie Direct	JPMorgan Chase	270 Park Avenue, New York, NY 10017	Vistachiara Productions Inc. dba The Bigger Picture	21000021	Jackie Barkley	646 582-7256
Cinedigm Entertainment Corp.	Citibank CD for Standby LOC	Citibank	Citibank NA BR 24 79 5th Ave., NY, NY 10003	New Video Group, Inc.	21000089	Patricia Keyser	212-559-5645

2

SCHEDULE IV

SECURITIES ACCOUNTS

None.

SCHEDULE IV

SCHEDULE V
LEGAL NAME; JURISDICTION OF FORMATION; BOOKS AND RECORDS; LOCATION OF COLLATERAL

Legal Name	Jurisdiction of Formation	Books and Records	Location of Collateral
Cinedigm Corp.	Delaware Corporation	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
ADM Cinema Corporation d/b/a the Pavilion Theatre	Delaware Corporation	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Vistachiara Productions Inc., d/b/a The Bigger Picture	Delaware Corporation	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Vistachiara Entertainment, Inc.	Delaware Corporation	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Cinedigm Entertainment Corp.	New York Corporation	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Cinedigm Entertainment Holdings, LLC	Delaware Limited Liability Company	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Cinedigm Home Entertainment, LLC	Delaware Limited Liability Company	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Docurama, LLC	Delaware Limited Liability Company	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010

SCHEDULE V

Legal Name	Jurisdiction of Formation	Books and Records	Location of Collateral
Dove Family Channel, LLC	Delaware Limited Liability Company	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Cinedigm OTT Holdings, LLC	Delaware Limited Liability Company	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010
Cinedigm Productions, LLC	Delaware Limited Liability Company	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	902 Broadway, 9th Floor New York, NY 10010

Additional Locations of Inventory for each Grantor:

Company name	Inventory	Location of Inventory
Cinedigm Corp.	None	n/a
Cinedigm Entertainment Corp.	DVDs	Technicolor Memphis-Holmes Rd 4155 Holmes Rd, Suite 1, Memphis, TN 38118 Technicolor Memphis-Speed 5140 Memphis Oaks Dr., Memphis, TN 38118

SCHEDULE V

Company name	Inventory	Location of Inventory

Technicolor Memphis-Lamar, 5215 Lamar Avenue, Memphis, TN 38118

Technicolor Memphis-Southridge Universal Returns Center 4975 Southridge Dr, Memphis, TN 38141

Technicolor Memphis-Southridge 4185 Steel Rd, Memphis, TN 38127

Vistachiara Productions, Inc.	None	n/a
Vistachiara Entertainment, Inc.	None	n/a
ADM Cinema Corporation	None	n/a
Cinedigm Entertainment Holdings, LLC	DVDs
Technicolor Memphis-Holmes Rd  4155 Holmes Rd, Suite 1, Memphis, TN 38118

Technicolor Memphis-Speed  5140 Memphis Oaks Dr., Memphis, TN 38118

Technicolor Memphis-Lamar, 5215 Lamar Avenue, Memphis, TN 38118

Technicolor Memphis-Southridge Universal Returns Center 4975 Southridge Dr, Memphis, TN 38141

Technicolor Memphis-Southridge 4185 Steel Rd, Memphis, TN 38127

Cinedigm Home Entertainment, LLC	DVDs	Cinram Ditan -437 Sanford Road, La Vergne, TN 37086

SCHEDULE V

SCHEDULE VI

PART 1 OF ANNEX A
TO SCHEDULE VI
TO SECURITY AGREEMENT

TRADE NAMES

1.	Cinedigm Entertainment Group

SCHEDULE VI

 PART 2 OF ANNEX A
TO SCHEDULE VI
TO SECURITY AGREEMENT

REGISTERED DOMAIN NAMES
Cinedigm.com
Cinedigmscreeningroom.com
Docurama.com
Dovechannel.com
Newvideo.com
Hellandbackagain.com
Nightmovesmovie.com
Docuramachannel.com
Newkideo.com
Epaytv.new
Indiedirect.com
Epaytv.com
Cinedigmsoftware.com
Edge.cinedigm.com
Saas.cinedigm.com
Cinedigmentertainment.com
Thefallingmovie.com
Doveentertainment.tv
Dovechannel.net
Doveinstantstream.com
Dovemovie.tv
Dovemovienetwork.com
Dovemovies.tv
Brightkids.tv
Dovechannel.tv
Dovemoviechannel.tv
Doveondemand.com
Thedovenetwork.tv
Dovespotlight.tv
Doveentertainment.tv
Dovemoviesonline.com
Dovenetwork.tv
Thedovechannel.com
Watchdove.tv
Ondove.co
Getdovechannel.com

SCHEDULE VI

PART 3 OF ANNEX A
TO SCHEDULE VI
TO SECURITY AGREEMENT
TRADEMARKS AND TRADEMARK APPLICATIONS

United States Trademarks and Applications
Mark/Name	App. No./Reg. No.	App. Date	Reg. Date	Owner/Designations	Full Goods/Services	Status/Status Date
C and Design	SN: 85923267	May 3, 2013		Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010
(Int'l Class: 38)
 audio, video and multimedia broadcasting via the internet and other communications networks; webcasting services; transmission of messages, data and content via the internet and other communications networks; providing online forums and chat rooms for the transmission of messages, comments and multimedia content among users in the field of general interest via the internet and other communications networks; transmission of electronic media, multimedia content, videos, movies, pictures, images, text, photos, user-generated content, audio content, and information via the internet and other communications networks; streaming of audiovisual and multimedia content via the internet; transmission and delivery of audiovisual and multimedia content via the internet; video-on-demand transmission services
Allowed - Intent to Use 5th Extension of Time Granted June 7, 2016
C and Design	SN: 85923230	May 3, 2013		Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010
(Int'l Class: 09)
 pre-recorded cds and dvds featuring drama, comedy, action and adventure movies and music; pre-recorded cinematographic film, video cassettes and video discs featuring entertainment in the nature of motion picture productions; computer software in the field of entertainment for the purpose of managing data content and movie files and to assist in the transmission and display of digital content
Allowed - Intent to Use 5th Extension of Time Granted May 27, 2016
C and Design	SN: 85923296	May 3, 2013		Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010
(Int'l Class: 42)
 providing managed technical services, namely, monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities; providing a website featuring non-downloadable software that enables a community of users to post, search, watch, share, critique, rate, and comment on, videos and other multimedia content via the internet and other communications networks; design and development of computer software
Allowed - Intent to Use 5th Extension of Time Granted June 7, 2016

SCHEDULE VI

Mark/Name	App. No/Reg. No.	App. Date	Reg. Date	Owner/Designations	Full Goods/Services	Status/Status Date
C and Design	SN: 85923280	May 3, 2013		Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 39) storage of electronic media, namely, images, text and audio data	Allowed - Intent to Use 5th Extension of Time Granted June 7, 2016
CINEDIGM and Design	RN: 3934877 SN: 77626690	December 4, 2008	March 22, 2011	Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010
(Int'l Class: 39)
storage of electronic media, namely, images, text and audio data
(Int'l Class: 41)
entertainment services, namely, distribution of motion pictures, sporting events, television programming, television short segments featuring news and information about sports, cartoons, concerts, and plays by satellite, telephone lines, cable, fiber optics, and the internet; leasing of digital cinema projection systems
(Int'l Class: 42)
 providing managed technical services, namely, monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities
Registered March 22, 2011
CINEDIGM	RN: 3934870 SN: 77618952	November 20, 2008	March 22, 2011	Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010
(Int'l Class: 39)
storage of electronic media, namely, images, text and audio data
(Int'l Class: 41)
entertainment services, namely, distribution of motion pictures, sporting events, television programming, television short segments featuring news and information about sports, cartoons, concerts, and plays, by satellite, telephone lines, cable, fiber optics, and internet; leasing of digital cinema projection systems
(Int'l Class: 42)
 providing managed technical services, namely, monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities
Registered March 22, 2011

SCHEDULE VI

Mark/Name	App. No./Reg. No.	App. Date	Reg. Date	Oner/Designations	Full Goods/Services	Status/Status Date
CINELIVE	RN: 3830073 SN: 77617358	November 19, 2008	August 10, 2010	Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 41) entertainment in the nature of presentation of live performances by a musical group, live sporting events, live show performances	Registered August 10, 2010
INDIEDIRECT	RN: 4220565 SN: 85401202	August 18, 2011	October 9, 2012	Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 35) providing management services in the field of film distribution	Registered October 9, 2012
TCC	RN: 4118439 SN: 85393086	August 9, 2011	March 27, 2012	Cinedigm Corp. (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 09) computer software in the field of entertainment for the purpose of managing data content and movie files and to assist in the transmission and display of movies	Registered March 27, 2012
C and Design	RN: 4867456 SN: 85923259	May 3, 2013	December 8, 2015	Cinedigm Digital Cinema Corp. (Delaware Corp.) 902 Broadway New York New York 10010
(Int'l Class: 35)
 distributorships in the field of pre-recorded video cassettes and audio recordings and dvds; on-line ordering services featuring pre-recorded video cassettes and audio recordings and dvds

Registered December 8, 2015
C and Design	SN: 85923286	May 3, 2013		Cinedigm Digital Cinema Corp. (Delaware Corp.) 902 Broadway New York New York 10010
(Int'l Class: 41)
 entertainment services in the nature of providing information on current and future movie offerings via a global computer network; motion picture film production; movie studios; production of video discs for others; television show production; distribution of motion pictures, sporting event television programs, television programs, television short segments featuring news and information about sports, cartoons, concerts, and plays, by digital means including satellite, telephone lines, cable, fiber optics, and internet; leasing of digital cinema projection systems; entertainment and educational services, namely, providing temporary use of non-downloadable movies and television shows featuring documentary, comedy, science-fiction, animated, drama, romantic, independent film, foreign films via a video-on-demand service, and providing information, reviews, and recommendations regarding movies and television shows; providing a website featuring non-downloadable television shows, movies and multimedia presentations featuring documentary, comedy, science-fiction, animated, drama, romantic, independent film, foreign films; providing a website featuring entertainment information, reviews, and recommendations regarding television shows, movies, and multimedia content
Allowed - Intent to Use 3rd Extension of Time Granted December 4, 2015

SCHEDULE VI

Name/Name	App. No./Reg. No.	App. Date	Reg. Date	Owner/Designations	Full Goods/Services	Status/Status Date
DOCURAMA	RN: 4710761 SN: 86227358	March 20, 2014	March 31, 2015	Cinedigm Entertainment Corp. (New York Corp.) 902 Broadway, 9th Floor New York New York 10010
(Int'l Class: 41)
 provision of non-downloadable films, shows and movies via a video-on-demand service, featuring, movies, television programs and clips in the fields of comedy, drama, action, variety, adventure, sports, musicals, current events and entertainment news, documentary and animation
Registered March 31, 2015
DOCURAMA	RN: 2723312 SN: 76297101	August 7, 2001	June 10, 2003	Cinedigm Entertainment, Corp. (New York Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 35) online retail stores and wholesale stores featuring videos and dvd's	Renewed June 10, 2013
DOCURAMA	RN: 3444021 SN: 77188472	May 23, 2007	June 10, 2008	Cinedigm Entertainment, Corp. (New York Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 41) rental of videos and dvd's; motion picture film production for theatrical distribution and publishing of videos and dvd's	Registered 8 & 15 May 22, 2014
EVERYTHING ELSE IS PURE FICTION	RN: 2761077 SN: 76405134	May 10, 2002	September 9, 2003	Cinedigm Entertainment, Corp. (New York Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 35) computerized on-line ordering services featuring dvd's; wholesale ordering services featuring dvd's	Renewed September 9, 2013
FLATIRON FILM COMPANY	RN: 3932071 SN: 77862410	November 2, 2009	March 15, 2011	Cinedigm Entertainment, Corp. (New York Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 41) motion picture film production; production of television programs	Registered March 15, 2011
NEW VIDEO	RN: 2733929 SN: 76297100	August 7, 2001	July 8, 2003	Cinedigm Entertainment, Corp. (New York Corp.) 902 Broadway 9th Floor New York New York 10010
(Int'l Class: 35)
[online retail stores and wholesale stores featuring videos and dvds]
(Int'l Class: 41)
 rental of videos and dvds; motion picture film production for theatrical distribution; production and distribution of television programs via broadcast and cable networks; and publishing of videos and dvds
Renewed July 8, 2013

SCHEDULE VI

Mark/Name	App. No./Reg. No.	App. Date	Reg. Date	Owner/Designations	Full Goods/Services	Status/Status Date
GOODTIMES and Design	RN: 1871175 SN: 74496167	March 3, 1994	January 3, 1995	Gaiam Americas, Inc. (Colorado Corp.) 833 West South Boulder Road Louisville Colorado 80027	(Int'l Class: 09) pre-recorded video cassettes featuring children's programs	Renewed January 3, 2005
GOODTIMES	RN: 1905525 SN: 74557169	August 4, 1994	July 18, 1995	Gaiam Americas, Inc. (Colorado Corp.) 833 West South Boulder Road Louisville Colorado 80027	(Int'l Class: 09) pre-recorded videocassettes featuring a range of entertainment and instructional subject matter	Renewed July 18, 2005
GREATEST HEROES AND LEGENDS OF THE BIBLE	RN: 2336886 SN: 75606097	December 15, 1998	March 28, 2000	Gaiam Americas, Inc. (Colorado Corp.) 833 West South Boulder Road Louisville Colorado 80027	(Int'l Class: 09) series of prerecorded video programs featuring animated bible stories	Renewed Supplemental Register March 28, 2010
THE BIGGER PICTURE	RN: 3162444 SN: 78761700	November 28, 2005	October 24, 2006	Vistachiara Productions, Inc., Dba the Bigger Picture (Delaware Corp.) 902 Broadway 9th Floor New York New York 10010	(Int'l Class: 41) production and distribution of motion pictures	Registered 8 & 15 November 16, 2012

SCHEDUJLE VI

Foreign Trademarks and Applications
Country	Mark/Name	App. No./Reg. No.	App. Date	Reg. Date	Full Goods/Services	Owner
Australia	CINEDIGM	RN: 1371051 AN: 1371051	July 8, 2010	July 8, 2010
(Int'l Class: 39)
Storage of electronic media, including images, text and audio data
(Int'l Class: 41)
Entertainment services, including distribution of motion pictures, sporting events, television programmes, television short segments featuring news and information about sports, cartoons, concerts, and plays, by satellite, telephone lines, cable, fiber optics, hard drive, and Internet; leasing of digital cinema projection systems
(Int'l Class: 42)
 Providing managed technical services, being monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities
Cinedigm Digital Cinema Corp 55 Madison Avenue Morristown NJ 07960, US Federal
Argentina	GOODTIMES	RN: 2062717 AN: 2543478	September 23, 2004	February 1, 2006	(Translation) (Int'l Class: 09) all the class	GT MERCHANDISING & LICENSING LLC US Federal
Canada	GOODTIMES	RN: 337571 AN: 0579049	February 27, 1987	February 26, 1988	(Int'l Class: 9) Wares: (1) Video cassettes.	Gaiam Americas, Inc. (a Colorado corporation) 833 W. South Boulder Road Louisville, CO 80027, US Federal
European Union	CINEDIGM	RN: 009230061 AN: 009230061	July 7, 2010	December 22, 2010
(Int'l Class: 39)
Storage of electronic media, including, images, text and audio data.
(Int'l Class: 41)
Entertainment services, including, distribution of motion pictures, sporting events, television programming, television short segments featuring news and information about sports, cartoons, concerts, and plays, by satellite, telephone lines, cable, fibre optics, hard drive, and Internet; leasing of digital cinema projection systems.
(Int'l Class: 42)
 Providing managed technical services, including, monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities.
Cinedigm Digital Cinema Corp. 55 Madison Avenue, 07960, Morristown,, New Jersey, US Federal

SCHEDULE VI

Country	Mark/Name	App.No./Reg. No.	App. Date	Reg. Date	Full Goods/Services	Owner
India	CINEDIGM	RN: 1007111 AN: 1997631	July 23, 2010	April 26, 2011
(Int'l Class: 42)
 providing managed technical services, namely, monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities.

CINEDIGM DIGITAL CINEMA CORP.[1195013]Body Incorporate 55, MADISON AVENUE, MORRISTOWN NJ 07960., India
India	CINEDIGM	RN: 1006841 AN: 1997630	July 23, 2010	April 25, 2011
(Int'l Class: 41)
 entertainment services, namely, distribution of motion pictures, sporting events, television programming, television short segments featuring news and information about sports, cartoons, concerts, and plays, by satellite, telephone lines, cable, fiber optics, hard drive, and internet; leasing of digital cinema projection systems.
CINEDIGM DIGITAL CINEMA CORP.[1195013]Body Incorporate 55, MADISON AVENUE, MORRISTOWN NJ 07960., India
India	CINEDIGM and Design	AN: 1997629	July 23, 2010		(Int'l Class: 39) storage of electronic media, namely, images, text and audio data.	CINEDIGM DIGITAL CINEMA CORP.[1195013]Body Incorporate 55, MADISON AVENUE, MORRISTOWN NJ 07960., India

SCHEDULE VI

Country	Mark/Name	App. No./Reg. No.	App. Date	Reg. Date	Full Goods/Services	Owner
Japan	CINEDIGM	RN: 5385827 AN: 2010-058544	July 26, 2010	January 21, 2011
(Translation)
(Int'l Class: 39)
electronic media and other storage medium for storing electronic data was sound and image and document 及
(Translation)
(Int'l Class: 41)
Distribution of movies, distribution of broadcast program on sporting events, distribution of television programs, distribution of broadcast program on the news, distribution of broadcast program information related to sports and animation Concert play etc., distribution of broadcast program of the other, and digital projector lending the film machinery and equipment lending, of the other accessories, rent of projection film
(Translation)
(Int'l Class: 42)
 Remote monitoring of computer systems and telecommunications systems, digital projection system for carrying out the provision of technical advice and backup computer program
Shinedigumu Digital Cinema Corporation US Federal
New Zealand	CINEDIGM	RN: 827026 AN: 827026	July 9, 2010	January 8, 2011
(Int'l Class: 39)
Storage of electronic media, namely, images, text and audio data.
(Int'l Class: 41)
Entertainment services, namely, distribution of motion pictures, sporting events, television programming, television short segments featuring news and information about sports, cartoons, concerts, and plays, by satellite, telephone lines, cable, fiber optics, hard drive, and Internet; leasing of digital cinema projection systems.
(Int'l Class: 42)
 Providing managed technical services, namely, monitoring the telecommunications, digital projection, and computer systems of others for technical purposes and providing back-up computer programs and facilities.
Cinedigm Digital Cinema Corp. (Person) 55 Madison Avenue Morristown, NJ 07960, US Federal

SCHEDULE VI

Country	Mark/Name	App. No./Reg. No.	App. Date	Reg. Date	Full Goods/Services	Owner
Taiwan	GOODTIMES	RN: 00698543 AN: 083077039	December 28, 1994	December 1, 1995	(Translation) (Int'l Class: 09) video.	GT MEDIA, INC. 美國
Thailand	GOODTIMES and Design	RN: 28651 AN: 271931	September 9, 1994
(Translation)
(Int'l Class: 09)
 Tools & Scientific, nautical, surveying and electrical. (Including wireless type), magnetic picture-recording tape video machines. Magnetic sound-recording tape Computer Software Software
จีที เมอร์เชนไดซิ่ง แอนด์ ไลเซนซิ่ง แอลแอลซี 16 อีสต์ 40 สตรีท นิวยอร์ก มลรัฐนิวยอร์ก 10016 สหรัฐอเมริกา
Turkey	cinedigm	RN: 2013 66107 AN: 2013/66107	July 30, 2013	January 19, 2015
(Translation) (Int'l Class: 39)
Electronic media, namely images, text and audio data of the physical storage services.
(Translation) (Int'l Class: 41)
Entertainment services, namely movies, sports events, television programs, satellite, telephone line, cable, fiber optic, hard disk and via the internet sports, cartoons, concerts and games and information about news in short television shows, digital cinema projection systems hire services.
(Translation) (Int'l Class: 42)
 Managed provision of technical services for technical purposes ie other people's computers, telecommunications and digital projection and monitoring services to ensure that backed up computer programs and facilities services.
CINEDIGM DIGITAL CINEMA CORP. 902 Broadway New York 10010 A.B.D., US Federal
SCHEDULE VI

ANNEX B
TO SCHEDULE VI
TO SECURITY AGREEMENT
PATENTS AND PATENT APPLICATIONS
TITLE	MATTER TYPE	COUNTRY	STATUS	APPL. #	FILING DATE	PATENT #	ISSUE DATE
METHOD AND APPARATUS FOR MEDIA DUPLICATION	Utility – ORG	United States of America	Issued	11/696,093	3-Apr-07	8271648	18-Sep-12
METHOD AND APPARATUS FOR MEDIA DUPLICATION	Utility – ORG	PCT	Completed	PCT/US08/59284	3-Apr-08
METHOD AND APPARATUS FOR MEDIA DUPLICATION	Utility - NSPCT	European Patent Office	Pending	08 745 026.8	3-Apr-08

SCHEDULE VI

PART 1 OF ANNEX C
TO SCHEDULE VI
TO SECURITY AGREEMENT
COPYRIGHTS1

Title	Registration #	Registration Date	Owner

50 Years of Oscar	(unregistered)
A Christmas Carol	PA 735-206	12/23/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
A Christmas Carol	VA 711-579	1/11/1995	Goodtimes Home Video Corporation
Adventures of Pocahontas the Indian Princess Adventure Play Set, The	SR 199-454	12/5/1994	GT Publishing Corporation d.b.a. GoodTimes Publishing
Aladdin	PA 709-362	6/28/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Aladdin	VA 638-131	3/14/1994	Goodtimes Home Video Corporation
Aladdin (Certificate of Recordation - Copyright Assignment)	Vol 2971 Page 152	3/14/1994	Party 1: John Youssi Party 2: GoodTimes Home Video Corporation
Alice in Wonderland	PA 742-801	2/8/1995	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Alice in Wonderland	VA 601-849	2/3/1995	Goodtimes Home Video Corporation
All About Airplanes with Backpack Jack	(unregistered)
All About Big Red Fire Engines	(unregistered)
All About Creek Crawlies with Backpack Jack	(unregistered)
All About Dinosaurs with Backpack Jack	(unregistered)
All About Garbage & Recycling with Backpack Jack	(unregistered)
All About Old McDonald's Farm	(unregistered)
Beauty and the Beast	PA 709-358	6/30/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.

1 Note to Issuer: Please update.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Beauty and the Beast	VA 617-799	1/5/1994	Goodtimes Home Video Corporation
Beauty and the Beast (Certificate of Recordation - Copyright Assignment)	Vol 2961 Page 305	1/5/1994	Party 1: John Youssi Party 2: GoodTimes Home Video Corporation
Ben Hur	PA 1-192-336	6/6/2003	GoodTimes Entertainment, Ltd.
Black Beauty	PA 857-491	11/15/1995	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Black Beauty	VA 692-606	1/20/1995	Goodtimes Home Video Corporation
Camelot, The Legend	PA 1-003-746	9/22/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Chop Kick Panda	(unregistered)
Cinderella	PA 738-773	12/23/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Cinderella	VA 711-573	1/11/1995	Goodtimes Home Video Corporation
Country Couple Dances	(unregistered)
Curly: The Littlest Puppy	PA 851-526	6/5/1997	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Fabulous Pro Football Legends	(unregistered)
GH&LOTB: Apostles, The	PA 1-003-536	9/21/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Daniel and the Lion's Den	PA 1-006-461	9/15/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB:David & Goliath	PA 1-006-484	6/15/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Garden of Eden, The	PA 1-013-138	9/20/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
GH&LOTB: Garden of Eden, The	PA 1-013-138	9/20/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Jonah and the Whale	PA 1-013-139	9/21/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Joseph & the Coat of Many Colors	PA 1-003-535	9/21/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Joshua and the Battle of Jericho	PA 1-002-538	9/21/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Last Supper, Crucifixion & Resurrection, The	PA 1-038-633	9/20/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Samson and Delilah	PA 1-006-483	9/19/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: Sodom & Gomorrah	PA 1-006-517	9/15/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: The Miracles of Jesus	PA 1-003-537	9/20/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
GH&LOTB: The Nativity	PA 1-006-478	9/15/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
GH&LOTB: The Story of Moses	PA 1-006-480	9/15/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Grizzly and the Treasure, The	(unregistered)
Happy, The Littlest Bunny	PA 1-002-715	9/20/2000	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Heidi	PA 857-493	11/15/1997	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Heidi	VA 692-605	1/20/1995	Goodtimes Home Video Corporation
Hercules	PA 815-481	5/30/1997	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Hercules	VA 800-984	5/30/1997	Goodtimes Home Video Corporation
Hockey, All Brawls	(unregistered)
Hunchback of Notre Dame, The	PA 847-553	6/5/1997	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Hunchback of Notre Dame, The	VA 861-229	6/5/1997	Goodtimes Home Video Corporation
Jungle Book, The	PA 742-802	2/8/1995	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Jungle Book, The	VA 698-260	2/3/1995	Goodtimes Home Video Corporation
Legend of Camelot	(unregistered)
Leo the Lion, King of the Jungle	PA 735-205	12/1/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Leo the Lion, King of the Jungle	PA 703-460	2/8/1995	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Leo the Lion, King of the Jungle	VA 711-574	1/11/1995	Goodtimes Home Video Corporation
Life with Jesus	(unregistered)
Line Dancing's Latest	(unregistered)
Little Mermaid	PA 726-032	7/1/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Little Mermaid, The	VA 617-800	12/28/1993	Goodtimes Home Video Corporation
Little Mermaid, The (Certificate of Recordation - Copyright Assignment)	Vol 2951 Page 349	12/28/1993	Party 1: John Youssi Party 2: GoodTimes Home Video Corporation
Little Red Riding Hood	PA 857-494	11/15/1995	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Little Red Riding Hood	VA 579-199	2/28/1995	Goodtimes Home Video Corporation
Littlest Bunny, The	VA 687-141	2/22/1995	Goodtimes Home Video Corporation
Magic Gift of the Snowman	PA 843-783	6/9/1997	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Nutcracker, The	PA 735-472	12/23/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Nutcracker, The	VA 711-580	1/11/1995	Goodtimes Home Video Corporation
Pinnochio	PA 709-357	6/30/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Pocahontas	PA 735-418	12/23/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Pocahontas	VA 711-576	1/11/1995	Goodtimes Home Video Corporation
Puss in Boots: A Furry Tail	(unregistered)
Sinbad	PA 709-359	6/30/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Sinbad	VA 641-776	3/15/1994	Goodtimes Home Video Corporation
Sinbad (Certificate of Recordation - Copyright Assignment)	Vol 2972 Page 408	3/15/1994	Party 1: John Youssi Party 2: GoodTimes Home Video Corporation
Sleeping Beauty	PA 857-500	11/15/1995	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Sleeping Beauty	PA 850-657	6/2/1997	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Sleeping Beauty	VA 311-307	3/30/1995	Goodtimes Home Video Corporation
Snow White	PA 735-207	12/23/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Snow White	VA 711-575	1/11/1995	Goodtimes Home Video Corporation
Tappy Toes	(unregistered)
Ten Commandments, The	(unregistered)
Three Musketeers, The	VA 622-248	12/28/1993	Goodtimes Home Video Corporation
Three Musketeers, The	PA 709-361	6/29/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Three Musketeers, The (Certificate of Recordation - Copyright Assignment)	Vol 2951 Page 348	2/15/1994	Party 1: John Youssi Party 2: GoodTimes Home Video Corporation
Thumbelina	PA 709-360	6/29/1994	GT Merchandising & Licensing Corporation & GoodTimes Entertainment, Ltd., by change of name from GoodTimes Home Video Corporation.
Thumbelina	VA 612-569	1/5/1994	Goodtimes Home Video Corporation
Thumbelina (Certificate of Recordation - Copyright Assignment)	Vol 2961 Page 306	1/5/1994	Party 1: John Youssi Party 2: GoodTimes Home Video Corporation
Wheels on the Bus Sing Along, The	(unregistered)
White Fang	(unregistered)
Afternoon delight (Certificate of Recordation)	V9910D169 (Copyright mortgage and assignment) V9910D168 (Instrument of transfer)		Party 1: Film Arcade, LLC Party 2: Cinedigm Entertainment, Corporation Party 1: Film Arcade, LLC Party 2: Cinedigm Entertainment, Corporation
Ant boy (Certificate of Recordation)	V9915D846 (Copyright mortgage and assignment)		Party 1: Viva Pictures Distribution, LLC Party 2: Cinedigm Home Entertainment LLC
Arthur Newman : a.k.a. The other you, a.k.a. Arthur Newman Golf Pro (Certificate of Recordation)	V3628D661 (Copyright Mortgage & assignment) V3628D649 (Instrument of transfer)		Party 1: Vertebra Newman Film Company, LLC. Party 2: Cinedigm Digital Cinema Corporation. Party 1: Vertebra Newman Film Company, LLC. Party 2: Cinedigm Digital Cinema Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Dark house (Certificate of Recordation - Copyright Assignment)	V3633D361 (Instrument of transfer) V3633D364 (Copyright mortgage and assignment)	Party 1: Haunted, LLC. Party 2: Cinedigm Entertainment Corporation. Party 1: Haunted, LLC. Party 2: Cinedigm Entertainment Corporation.
The dog (Certificate of Recordation - Copyright Assignment)	V9910D171 (Instrument of transfer) V9910D170 (Copyright mortgage and assignment)	Party 1: Unleashed Films, LLC Party 2: Cinedigm Entertainment Corporation Party 1: Unleashed Films, LLC Party 2: Cinedigm Entertainment Corporation
English teacher (Certificate of Recordation - Copyright Assignment)	V3628D413 (Instrument of transfer) V3628D312 (Copyright mortgage and assignment)	Party 1: Artina Film Fund, LLC. Party 2: Cinedigm Entertainment Group. Party 1: Artina Film Fund, LLC. Party 2: Cinedigm Entertainment Group.
In our nature (Certificate of Recordation - Copyright Assignment)	V3624D749 (Instrument of transfer) V3624D750 (Copyright mortgage and assignment)
Party 1: Great Barrington, LLC.
Party 2: New Video Group, Inc., a wholly owned subsidiary of Cinedigm Digital Cinema Corporation.

Party 1: Great Barrington, LLC.
Party 2: New Video Group, Inc., a wholly owned subsidiary of Cinedigm Digital Cinema Corporation.

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Like water (Certificates of Recordation)	V3620D073 (Copyright mortgage & assignment) V3620D026 (Assignment of rights) V3620D022 (Copyright mortgage & assignment) V3620D072 (Assignment of rights)
Party 1: Flow With The Go, LLC & Tough Media Corporation.
Party 2: Vistachiara Productions, Inc. d.b.a. Cinedigm Entertainment Group.

Party 1: Vistachiara Productions, Inc. d.b.a. Cinedigm Entertainment Group.
Party 2: Lions Gate Films, Inc.

Party 1: Vistachiara Productions, Inc. d.b.a. Cinedigm Entertainment Group.
Party 2: Lions Gate Films, Inc.

Party 1: Flow With The Go, LLC & Tough Media Corporation.
Party 2: Vistachiara Productions, Inc. d.b.a. Cinedigm Entertainment Group.

Narco Cultura (Certificate of Recordation - Copyright Assignment)	V9910D177 (Instrument of transfer) V9910D176 (Copyright mortgage and assignment)	Party 1: Narco Cultura, LLC Party 2: Cinedigm Entertainment Corporation Party 1: Narco Cultura, LLC Party 2: Cinedigm Entertainment Corporation
Night moves (Certificate of Recordation - Copyright Assignment)	V9910D173 (Copyright mortgage and assignment) V9910D175 (Instrument of transfer)	Party 1: Tipping Point Productions, LLC extra Party 2: Cinedigm Entertainment Corporation Party 1: Tipping Point Productions, LLC Party 2: Cinedigm Entertainment Corporation

SCHEDULE VI

Title	Registration #	Registration Date	Owner
Open windows (Certificate of Recordation - Copyright Assignment)	V9915D006 (Instrument of transfer) V9915D007 (Copyright mortgage and assignment)	Party 1: Wild Bunch SA Party 2: Cinedigm Entertainment Corporation Party 1: Wild Bunch SA Apaches Entertainment SL Party 2: Cinedigm Entertainment Corporation
The opposite sex (Certificate of Recordation - Copyright Assignment)	V9917D138 (Instrument of transfer) V9917D136 (Copyright mortgage and assignment)	Party 1: Vantage Media International, LLC aka VMI VMI Party 2: Cinedigm Entertainment Corporation Party 1: Vantage Media International, LLC aka VMI VMI Party 2: Cinedigm Entertainment Corporation
Penguin King (Certificate of Recordation - Copyright Assignment)	V9910D164 (Copyright mortgage and assignment) V9910D165 (Instrument of transfer)	Party 1: Serengeti Entertainment, Ltd. Party 2: Cinedigm Entertainment Corporation Party 1: Serengeti Entertainment, Ltd. Party 2: Cinedigm Entertainment Corporation
Visitors (Certificate of Recordation - Copyright Assignment)	V9904D599 (Instrument of transfer) V9904D305 (Copyright mortgage and assignment)	Party 1: Vivid Unknown, LLC Party 2: Cinedigm Entertainment Corporation Party 1: Vivid Unknown, LLC Party 2: Cinedigm Entertainment Corporation

PART 2 OF ANNEX C
TO SCHEDULE VI
TO SECURITY AGREEMENT
SOFTWARE PRODUCTS
None.

SCHEDULE VI

ANNEX D
TO SCHEDULE VI
TO SECURITY AGREEMENT
LICENSES GRANTED BY GRANTORS TO THIRD PERSONS

1.	Netflix, Inc.
a.	First Amended and Restated License Agreement for Internet Transmission, dated as of October 12, 2012, as amended.

SCHEDULE VI

ANNEX E
TO SCHEDULE VI
TO SECURITY AGREEMENT
LICENSES GRANTED BY THIRD PERSONS TO THE GRANTORS

1.	4K Media Inc.
a.	Standard Form Video License, "Yu-Gi-Oh!", dated as of August 23, 2012, as amended
2.	Artina Film Fund, LLC
a.	Short Form Distribution Agreement dated as of December 12, 2012, "The English Teacher"
b.	Distribution Agreement (with Tribeca Enterprises) for the film entitled "The English Teacher" dated as of December 12, 2012
3.	Bejuba! Entertainment LLC
a.	Standard Form Video License dated as of August 6, 2013, "Stella and Sam" (not executed)
b.	Amendment anticipated for the expansion of rights for "Stella and Sam" to add international SVOD; 15% distribution fee for digital (in negotiations)
4.	Bl!nder Films Limited and Citadel Films Limited
a.	Distribution Agreement dated as of March 20, 2012, as amended, "Citadel"
5.	CCI Releasing, Inc.
a.	Standard Form Video License dated as of April 10, 2013, "Harry and His Bucket Full of Dinosaurs"
6.	Childs Play Limited (Malta)
a.	Distribution Agreement dated as of November 14, 2012, "Come Out and Play"
7.	Corus Entertainment Inc.
a.	Standard Form Video License dated as of September 10, 2013, "Hot Wheels Battle Force 5" (not executed)
b.	Standard Form Video License dated as of October 3, 2013, "Beyblade" (not executed)
8.	Dentsu Inc.
a.	License Agreement dated as of December 15, 2012, "Deltora Quest" (not executed)
9.	Dipper Films, LLC
a.	License Agreement dated as of April 4, 2013, "Our Nixon"
10.	Discovery Licensing, Inc.
a.	Home Video License Agreement dated May 26, 2009, as amended
11.	Drafthouse Films, LLC
a.	Standard Form Distribution Agreement dated as of August 1, 2013 (not executed)
12.	EuropaCorp (a French limited liability company)
a.	"22 Bullets" License Agreement dated as of February 12, 2013

SCHEDULE VI

13.	Everyman's Journey, LLC
a.	Distribution Agreement dated as of July 2, 2012, "Don't Stop Believin': Everyman's Journey"
14.	The Film Arcade, LLC
a.	Cinedigm-Film Arcade Co-Acquisition Agreement effective as of March 22, 2013, "Afternoon Delight" (not executed)
b.	Motion Picture Distribution Agreement between The Film Arcade, LLC and Afternoon Delight, LLC dated as of March 22, 2013
15.	GKIDS Inc.
a.	Standard Form Video License dated as of February 13, 2012, "Chico & Rita"
b.	Standard Form Video License dated as of February 13, 2012, "A Cat in Paris"
c.	Standard Form Video License, dated as of September 26, 2012, multiple Pictures
d.	Standard Form Video License dated as of February 22, 2013, "From Up on Poppy Hill"
e.	Standard Form Video License to be dated as of September 23, 2013, "Ernest & Celestine" (not executed)
f.	Standard Form Video License, "Patema Inverted," "La Nocturna," "Welcome To the Space Show," "Eleanor's Secret" (in negotiations)
16.	Great Barrington, LLC
a.	License Agreement dated as of May 15, 2012, "In Our Nature"
17.	Haunted, LLC
a.	Short Form Distribution Agreement dated as of October 1, 2013, "Dark House" (not executed)
18.	The Hive Enterprises, Ltd.
a.	Standard Form Video License dated as of May 31, 2012, "The Hive"
b.	Amendment anticipated for the expansion of rights for "The Hive" to add international SVOD; $50,000 advance, 50% royalty for digital (in negotiations)
19.	Jim Henson Henson Company
a.	Standard Form Video License dated as of February 19, 2013, as amended
20.	Liberty Spikes Production LLC
a.	Distribution Agreement dated September 2, 2015, "Punk's Dead: SLC Punk 2"
21.	Lindy Hop Pictures, LLC
a.	Distribution Agreement dated September 24, 2012, "Call Me Kuchu"
22.	McCurry Homestead LLC
a.	Distribution Agreement dated as of October 11, 2012, "Dead Man's Burden"
23.	Meadowland Movie, LLC
a.	Distribution Agreement dated as of August 13, 2015, "Meadowland"
24.	MV Nepenthes LLC
a.	Short Form Distribution Agreement dated as of October 15, 2012, "Violet and Daisy"

SCHEDULE VI

25.	Namco Bandai Games America
a.	Standard Form Video License dated as of June 3, 3013, "Tekken: Blood Vengeance" (not executed)
26.	Narco Cultura, LLC
a.	Distribution Agreement dated as of February [__], 2013, "Narco Cultura" (not executed)
27.	Nerd Corps International Distribution Inc.
a.	Standard Form Video License dated as of May 10, 2013, "League of Super Evil"
28.	Nippon Television Corp.
a.	"Hunter X Hunter;" $75,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)
b.	"Berserk;" $50,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)
29.	Parthenon Entertainment Limited, trading as Sky Vision
a.	Standard Form Video License dated as of December 19, 2012, as amended, "Jakers The Wibbly Pig"
30.	Passion Distribution Ltd.
a.	Standard Form Distribution Agreement dated as of September 20, 2013, "An Idiot Abroad" (not executed)
b.	Standard Form Distribution Agreement dated as of September 20, 2013, "My Politician's Husband" (not executed)
c.	Standard Form Video License dated as of September 15, 2013, "Derek" (not executed)
31.	Permacology Productions Pty Ltd.
a.	Standard Form Video License dated as of May 22, 2012, "Hungry for Change"
32.	Production I.G, Inc.
a.	"Ghost in the Machine 2: Innocence;" $50,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)
33.	Radcliffe Pictures, LLC
a.	Distribution Agreement dated as of January 23, 2013, "Absence"
34.	Red Arrow International GmbH
a.	Standard Form Video License dated as of June 17, 2013, "Lilyhammer" (not executed)
35.	Rooster Teeth Productions LLC
a.	Standard Form Video License dated as of December 7, 2009, as amended
36.	Scholastic
a.	Distribution Agreement Deal Terms dated as of January 1, 2012, "The Magic School Bus"
b.	Letter Agreement dated as of June 27, 2002, as amended
37.	RGM-NewBreed Music LLC

SCHEDULE VI

a.	Distribution Agreement, dated as of January 20, 2016, "Alive in Asia"
38.	Serengeti Entertainment Limited
a.	Short Form Distribution Agreement dated as of May 7, 2013, "Penguin King 3D" a.k.a. "Adventures of the Penguin King"
39.	Short Term Holdings, LLC
a.	Short Form Distribution Agreement dated as of March 25, 2012, "Short Term 12"
40.	Shout! Factory, LLC
a.	Videogram Manufacturing and Distribution Agreement dated March 13, 2007, as amended
41.	Show of Force, LLC
a.	Standard Form Video License dated as of June 28, 2012, "Half the Sky"
42.	Tele München Group
a.	"Flashpoint;" 15% distribution fee for digital (in negotiations)
43.	The Bully Chronicles, LLC
a.	Distribution Agreement dated September 15, 2015, "A Girl Like Her"
44.	Third Eye Motion Picture Co., Inc.
a.	Video License Agreement dated as of March 22, 2005, as amended, "Paradise Lost: The Child Murders at Robin Hood Hills"
b.	Video License Agreement dated as of February 12, 2001, as amended, "Paradise Lost 2: Revelations"
c.	Standard Form Video License dated as of January 12, 2012, "Paradise Lost 3: Purgatory"
45.	Tipping Point Productions, LLC
a.	Short Form Distribution Agreement dated as of September 24, 2013, "Night Moves" (not executed)
46.	Toei Animation Inc.
a.	License Agreement dated April 1, 2012, as amended
b.	Exercise of Option to Acquire Rights dated December 17, 2012
c.	License Agreement, Videogram and Digital Distribution Rights, dated as of March 1, 2013, "Zatchbell!!"
d.	License Agreement, Videogram and Digital Distribution Rights dated as of March 1, 2013, "Saint Seiya, The Hades, Omega, The Heavens"
e.	License Agreement, Videogram and Digital Distribution Rights, "Magical Doremi" (in negotiations)
f.	License Agreement, Videogram and Digital Distribution Rights, "Slam Dunk" (in negotiations)
47.	Toho Co., Ltd.
a.	"Godzilla versus Mechagodzilla" and "Son of Godzilla;" $60,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

SCHEDULE VI

48.	Tohokushinsha Film Company
a.	"Space Battleship Yamato;" $100,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)
b.	"Reideen;" $75,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)
49.	Tribeca Enterprises LLC
a.	Tribeca Film DVD and Digital Distribution agreement dated June 1, 2010, as amended
50.	TrustNordisk ApS (a Danish private limited company)
a.	Short Form Distribution Agreement dated as of September 25, 2013, "Easy Money 2" and "Easy Money 3" (not executed)
51.	Vertebra Newman Film Company, LLC
a.	Short Form Distribution Agreement dated as of November 15, 2012, as amended, "Arthur Newman"
52.	The Vivid Unknown, LLC
a.	License Agreement dated as of February 22, 2013, "Visitors"
53.	The Weinstein Company, LLC
a.	Videogram Distribution Agreement, dated September 15, 2009
54.	ZDF Enterprises GmbH
a.	Standard Form Distribution Agreement dated as of July 1, 2010, as amended, "H2O: Just Add Water"
b.	Standard Form Video License dated as of April 29, 2013, "Wolfblood" and "Wolfblood Files" (not executed)
c.	Standard Form Video License dated as of May 30, 2013, "Mako Mermaids" (not executed)
55.	Zodiak Rights Limited
a.	Programme License Agreement dated as of September 24, 2012, as amended, "Being Human"
b.	License Agreement dated as of December 27, 2012, "My Big Fat Gypsy Wedding"
c.	Standard Form Video License dated as of January 11, 2013, as amended, "Totally Spies"
d.	Standard Form Video License dated as of January 11, 2013, "The Secret World of Santa Claus"
Programme License Agreement dated as of June 27, 2013, "Dani's House" and "Let's Play"
SCHEDULE VI

SCHEDULE VII
TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
[TRADEMARKS][COPYRIGHTS]2
THIS GRANT OF SECURITY INTEREST, dated as of _______________, is executed by _________________________, a ___________________ (the "Grantor"), in favor of [●], as Collateral Agent (in such capacity, the "Collateral Agent").
A. Pursuant to that certain Second Amended and Restated Agreement, dated as of April 29, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the other Obligors party thereto from time to time ("Subsidiary Grantors"), Société Générale, as the Administrative Agent, and CIT Bank, N.A., as the Collateral Agent, the Lenders have agreed to extend certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.
[B. The Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office and certain foreign countries (collectively, the "Trademarks").]
[B. The Grantor owns the copyrights registered in the United States Copyright Office and certain foreign countries, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the "Copyrights").]
[C. Pursuant to the Second Amended and Restated Security Agreement, dated as of July 14, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement"), among the Grantor, other entities party thereto from time to time and the Collateral Agent, the Grantor has granted to the Collateral Agent (for the ratable benefit of the Secured Parties) a security interest in all right, title and interest of the Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of past, present or future infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.]
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further grant to the Collateral Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Collateral granted hereby are more

2 A separate form is to be used for each form of Collateral.
SCHEDULE VII

fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Collateral Agent's address is:
[●],
       as Collateral Agent
[●]
Attention:  [-]
Tel. No. [-]
 Fax No. [-]

SCHEDULE VII

IN WITNESS WHEREOF, the Grantor has caused this Grant of Security Interest to be executed as of the day and yeafirst above written.
[NAME OF GRANTOR],
By:
Name:
Title:

SCHEDULE VII

[SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
TRADEMARKS]

SCHEUDLE VII

[SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
COPYRIGHTS]

Description	Registration Date	Registration No.

SCHEDULE VII

[SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
TRADEMARK APPLICATIONS]

Mark	Application Date	Application No.

SCHEDULE VII

SCHEDULE VIII
TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
(PATENTS)
THIS GRANT OF SECURITY INTEREST, dated as of _______________, is executed by _________________________, a ___________________ (the "Grantor"), in favor of [●], as Collateral Agent (in such capacity, the "Collateral Agent").
A. Pursuant to that certain Second Amended and Restated Agreement, dated as of April 29, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the other Obligors party thereto from time to time ("Subsidiary Grantors"), Société Générale, as the Administrative Agent, and CIT Bank, N.A., as the Collateral Agent, the Lenders have agreed to extend certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.
B. The Grantor owns the letters patent, and applications for letters patent, of the United States and certain foreign countries, more particularly described on Schedules 1-A and 1‑B annexed hereto and made a part hereof (collectively, the "Patents").
C. Pursuant to the Second Amended and Restated Security Agreement, dated as of July 14, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement"), among the Grantor, other entities party thereto from time to time and the Collateral Agent, the Grantor has assigned and granted to the Collateral Agent (for the ratable benefit of the Secured Parties) a security interest in all right, title and interest of the Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of past, present or future infringement thereof (the "Collateral"), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Security Agreement;
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further assign, transfer and convey unto the Collateral Agent and grant to the Collateral Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

SCHEDULE VIII

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Collateral Agent's address is:
[●],
    as Collateral Agent
[●]
Attention:  [-]
Tel. No. [-]
 Fax No. [-]

SCHEDULE VIII

IN WITNESS WHEREOF, the Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

[NAME OF GRANTOR],
By:
Name:
Title:

SCHEDULE VIII

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
PATENTS

SCHEDULE VIII

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
PATENT APPLICATIONS

Title	Jurisdiction	Application Date	Application No.

SCHEDULEVIII

ANNEX 1
JOINDER AGREEMENT
This JOINDER AGREEMENT, (the "Joinder Agreement") dated as of _______, ____, is delivered pursuant to Section 10.13 of the Second Amended and Restated Security Agreement, dated as of July 14, 2016, among each of the Grantors from time to time party thereto and CIT Bank, N.A., as Collateral Agent (as amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement").  Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 10.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations of the undersigned, the undersigned hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Collateral Agent for itself and for the pro rata benefit of the Secured Parties a security interest in and to all of the undersigned's right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder.  From and after the date hereof, the undersigned shall for all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto on the Closing Date.
The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
The information set forth in Annex 1-A is hereby added to the information set forth in Schedules I through VIII to the Security Agreement.
This Joinder Agreement shall be governed by, and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[Additional Grantor]
By:  ______________________
Name: ____________________
 Title: _____________________

SCHEDULE VIII

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement
 first above written.
[●],
as Collateral Agent
By:
Name:
Title:

SCHEDULE VIII

Annex 1-A

[New Grantor to complete as appropriate]

COLLATERAL AGENT: [●], as Collateral Agent
By:
Name:
Title:

SCHEDULE VIII